EXHIBIT 10.3

POWERWAVE TECHNOLOGIES, INC.

STOCK APPRECIATION RIGHTS AWARD AGREEMENT
UNDER
2010 OMNIBUS INCENTIVE PLAN

THIS STOCK APPRECIATION RIGHTS AWARD AGREEMENT (the “Agreement”) is entered into as of ____________, 20__ (the “Grant Date”), by Powerwave Technologies, Inc., a Delaware corporation (the “Company”), and _____________ (the “Grantee”) pursuant to the Company’s 2010 Omnibus Incentive Plan (the “Plan”).  Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A.           Grantee is an employee,  director or Consultant, and in connection therewith has rendered services for and on behalf of the Company or its Affiliates.

B.           The Company desires to issue Stock Appreciation Rights to Grantee to provide an incentive for Grantee to remain a an employee, director or Consultant of the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Grant of Stock Appreciation Rights.  The Company hereby grants to the Grantee under the Plan and on the terms and on conditions set forth in this Agreement stock appreciation rights with respect to ______________ (_____________) shares of the Company’s Common Stock at the “Base Value” per share set forth in Section 2 below (the “SARs”).

2. Base Value and Benefit.  The Base Value of each SAR is $_______, which is equal to the Fair Market Value of a share of the Company’s Common Stock on the Grant Date.  Each SAR entitles Grantee to receive from the Company upon the settlement of the SAR an amount, payable in shares of the Company’s Common Stock, equal to the excess, if any, of (a) the Fair Market Value of one share of Common Stock on the date of settlement, over (b) the Base Value per share.

3. Vesting of SARs.

(a) The SARs shall vest as follows:

[INSERT VESTING SCHEDULE, EITHER TIME-BASED OR PERFORMANCE-BASED]

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for paid vacations or paid sick days in accordance with Company policy, as applicable, (ii) service as a member of the Board of Directors of the Company until Grantee resigns, is removed from office, or Grantee’s term of office expires and he or she is not reelected or (iii) so long as Grantee is engaged as a Consultant.  Any leave of absence or other time off work, whether or not approved by the Company, shall result in a suspension of Grantee’s Continuous Service, and during such time any SARs held by Grantee shall not vest unless provided otherwise in writing by the Administrator.  The Grantee’s Continuous Service shall not terminate merely because of a change in the capacity in which the Grantee renders service to the Company or a corporation or subsidiary corporation described in clause (i) above.  For example, a change in the Grantee’s status from an employee to a Non-Employee Director will not constitute an interruption of the Grantee’s Continuous Service, provided there is no interruption in the Grantee’s performance of such services.  Notwithstanding the foregoing, for any employee of a subsidiary of the Company located outside the United States, such employee’s Continuous Service shall be deemed terminated upon the commencement of such employee’s “garden leave period,” “notice period,” or other similar period where such employee is being compensated by such subsidiary but not actively providing service to such subsidiary.

(b) In the event of a Change in Control (as defined in the Plan) of the Company, any surviving corporation or acquiring corporation (or parent thereof) may assume the SARs or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in such Change in Control).  Notwithstanding the foregoing, if the Change in Control is not approved by a majority of the Continuing Directors (as defined below), or if any surviving corporation or acquiring corporation does not assume the SARs or agree to substitute similar awards for the SARs covered by this Agreement, the SARs shall fully vest and Grantee shall have the right to exercise such SARs immediately prior to the consummation of such Change in Control.  If in connection with a Change in Control approved by a majority of the Continuing Directors the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value, then vesting of the SARs shall not accelerate; provided, however, if Grantee’s Continuous Service is terminated without Cause or pursuant to a Constructive Termination (as defined below) within 24 months following such Change in Control, the SARs shall accelerate and become fully vested effective upon such termination.  For purposes of this Section 3(b), the following terms shall have the meanings set forth below:

(i) “Cause” means, with respect to a Grantee’s Continuous Service, the termination by the Company of such Continuous Service for any of the following reasons: (a) The continued, unreasonable refusal or omission by the Grantee to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company; (b) Any material act or omission by the Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties to, or material deviation from any of the policies or directives of, the Company; (c) Conduct on the part of Grantee which constitutes the breach of any statutory or common law duty of loyalty to the Company; including the unauthorized disclosure of material confidential information or trade secrets of the Company; or (d) any illegal act by Grantee which materially and adversely affects the business of the Company or any felony committed by Grantee, as evidenced by conviction thereof, provided that the Company may suspend Grantee with pay while any allegation of such illegal or felonious act is investigated.  In the event that the Grantee is a party to an employment agreement or other similar agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Grantee with greater rights.  A termination on account of Cause shall be communicated by written notice to the Grantee, and shall be deemed to occur on the date such notice is delivered to the Grantee.

(ii) “Constructive Termination” shall mean a termination of employment by Grantee within sixty (60) days following the occurrence of any one or more of the following events without the Grantee’s written consent (i) any reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that Grantee’s location of employment be relocated by more than fifty (50) miles.  In the event that the Grantee is a party to an employment agreement or other similar agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Grantee with greater rights.  A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(iii) “Continuing Director” means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

4. Term of SARs and Limitations on Right to Exercise.  The term of the SARs is a period of [five] years, expiring on the [fifth] anniversary of the Grant Date (the “Expiration Date”).  To the extent not previously exercised, the SARs will lapse three months after the termination of the Grantee’s employment with the Company for any reason.  The Committee may, subject to Section 9(c) below, prior to the lapse of the SARs under the circumstances described in this Section, extend the time to exercise the SARs.  If the Grantee or his or her beneficiary exercises a SAR after termination of employment, the SARs may be exercised only with respect to the shares that were otherwise vested as of such termination.

5. Value and Settlement of SARs.  The value due upon exercise or settlement of the SARs is calculated as follows:  the number of SARs being exercised or settled, times the excess, if any, of (i) the Fair Market Value of one share of Stock on the date of exercise or settlement, over (ii) the Base Value of the SAR.  Upon settlement of the SARs, the related delivery of shares of Common Stock shall be subject to the tax withholding provisions of Section 9.  The value of any fractional shares of Common Stock shall be paid in cash at the time certificates are delivered to Grantee in payment of the SARs.

6. Dividend Equivalents.  No dividend equivalent rights shall attach to the SARs granted hereby.

7. Adjustments to SARs.  Upon or in contemplation of any reclassification, recapitalization, stock split, reverse stock split or stock dividend; any merger, combination, consolidation or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Company shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, make adjustments if appropriate in the number or terms of the SARs as provided in Section 12.2 of the Plan.

8. Limitation of Rights.  The SARs do not confer to Grantee or Grantee’s beneficiary any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the SARs.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in the employment of the Company or any affiliate.

9. Income Tax Matters.

(a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Grantee, are withheld or collected from Grantee.

(b) The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the SARs.  The Company may, in its sole discretion, withhold an amount from the proceeds of the SARs upon exercise or settlement sufficient to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such SARs.  The Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such proceeds in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner.  If, however, any withholding event occurs with respect to the SARs other than upon the vesting of such SARs, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the SARs as provided above in this Section 9(b), the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

(c) The SARs evidenced by this Agreement, and the related payments to Grantee in settlement of vested SARs, are intended to be taxed under the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code.  The Company reserves the right to amend this Agreement, without the Grantee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.

10. Notices.  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested.  Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:

(a) if to the Company:

Powerwave Technologies, Inc.
1801 E. St. Andrew Place
Santa Ana, CA 92705
Attention:  Chief Financial Officer

(b) if to the Grantee, at the address shown on the signature page of this Agreement or at his most recent address as shown in the employment or stock records of the Company.

11. Binding Obligations.  All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

12. Captions and Section Headings.  Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

13. Amendment.  This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

14. Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

15. Conflict of Provisions.  The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

16. Assignment.  Grantee shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement.  This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

17. “Market Stand-Off” Agreement.  Grantee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities (including any acquisition transaction where Company securities will be used as all or part of the purchase price), Grantee will not sell or otherwise transfer or dispose of any Shares held by Grantee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

18. Severability.  Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

19. Applicable Law.  This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

20. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries.  The right of the Company or any of its subsidiaries to terminate at will the Grantee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Grantee may be a party.

21. Attorneys’ Fees.  If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

22. Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be binding upon Grantee and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Grantee and the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY: POWERWAVE TECHNOLOGIES, INC.	GRANTEE:
By:	(Print Name)
Name:	Address:
Title:

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of _____________________, a party to the attached Stock Appreciation Rights Award Agreement (the “Agreement”), dated as of _______________, hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Stock Appreciation Rights (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date: ___________________	_____________________________________________
(Signature) _____________________________________________
(Print Name)